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                                                                   Exhibit 4(c)
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                          WORTHINGTON INDUSTRIES, INC.,
                                     Issuer

                                       and

                      PNC BANK, OHIO, NATIONAL ASSOCIATION,
                                     Trustee


                          -----------------------------



                          FIRST SUPPLEMENTAL INDENTURE
                          Dated as of February 27, 1997

               Supplemental to Indenture dated as of May 15, 1996



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               FIRST SUPPLEMENTAL INDENTURE dated as of February 27, 1997 (this
"Supplemental Indenture"), made and entered into by and between Worthington Industries, Inc., a corporation organized and existing under the laws of the State of Delaware having its principal office at 1205 Dearborn Drive, Columbus, OH 43085 (the "Company"), and PNC Bank, Ohio, National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (the "Trustee") under the indenture of the Company (the "Indenture") dated as of May 15, 1996.

               WHEREAS, the Indenture provides for the issuance from time to time of Debt Securities, issuable for the purposes and subject to the limitations contained in the Indenture; and

               WHEREAS, Sections 9.01(h) and (j) of the Indenture also provide that the Company and Trustee may enter into one or more indentures supplemental to the Indenture without the consent of any Holder (a) to add to, change or eliminate any of the provisions of the Indenture with respect to any series of Debt Securities if such action becomes effective when no such Debt Security is Outstanding and (b) to provide for the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 thereof; and

               WHEREAS, the Company has duly authorized the creation of a series of its Debt Securities denominated its "7 1/4% Exchangeable Notes Due March 1, 2000" representing up to 5,999,600 of its "Debt Exchangeable for Common Stock SM" (such Debt Securities being referred to herein as the "DECS SM"), the principal amount of which is mandatorily exchangeable at Maturity into shares of Class A Common Stock, par value $.01 per share (the "Rouge Common Stock"), of Rouge Steel Company, a Delaware corporation ("Rouge"), or, at the option of the Company (under the circumstances described herein), cash, in either case at the Exchange Rate (as defined herein) and/or such other consideration as permitted or required by the terms of the DECS; and

               WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

               WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the DECS, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

               NOW, THEREFORE:

               For and in consideration of the premises and purchase of the Debt Securities of any series issued on or after the date hereof by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the securities of any such series, as follows:

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                                    ARTICLE I
                    Certain Provisions of General Application

               SECTION 101. Definitions.

               For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article;

               (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

               "Adjustment Event" has the meaning set forth in Section 204(b).

               "All Cash Delivery Option" has the meaning set forth in Section 202.

               "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

               "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date
(ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms selected by the Company for such purpose.

               "DECS" has the meaning set forth in the recitals to this Supplemental Indenture.

               "Dilution Event" has the meaning set forth in Section 205(a)(ii).

               "Exchange Rate" means a rate equal to (a) if the Maturity Price is greater than $18.29 (the "Threshold Appreciation Price"), 0.8475 shares of Rouge Common Stock per DECS,


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(b) if the Maturity Price is less than or equal to the Threshold Appreciation
Price but is greater than the Initial Price, (i) a fraction equal to the Initial Price divided by the Maturity Price of (ii) one share of Rouge Common Stock per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next highest 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Rouge Common Stock per DECS; PROVIDED, HOWEVER, that the Exchange Rate is subject to adjustment from time to time pursuant to
Section 204(a).

               "Initial Price" means $15.50 per share of Rouge Common Stock.

               "Market Price" means, as of any date of determination, the average Closing Price per share of Rouge Common Stock on the 20 Trading Days immediately prior to (but not including) the date of determination; PROVIDED, HOWEVER, that if there are not 20 Trading Days for the Rouge Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, Market Price means the market value per share of Rouge Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

               "Maturity" means the date on which the principal of a DECS becomes due and payable as provided herein, whether at Stated Maturity or by declaration of acceleration or otherwise.

               "Maturity Price" means the average Closing Price per share of Rouge Common Stock on the 20 Trading Days immediately prior to (but not including) the date of Maturity; PROVIDED, HOWEVER, that if there are not 20 Trading Days for the Rouge Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Maturity Price means the market value per share of Rouge Common Stock as of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company.

               "NYSE" means the New York Stock Exchange, Inc.

               "Ordinary Cash Dividend" has the meaning set forth in subparagraph (5) of Section 204.

               "Partial Cash Delivery Option" has the meaning set forth in
Section 202.

               "Reported Securities" has the meaning set forth in subparagraph
(3) of Section 204(b).

               "Rouge Common Stock" has the meaning set forth in the recitals to this Supplemental Indenture.

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               "Share Components" means the ratios of shares of Rouge Common
Stock per DECS specified in clauses (a), b(ii) and (c) of the definition of "Exchange Rate" set forth in this Article.

               "Threshold Appreciation Price" has the meaning specified in the definition of "Exchange Rate" set forth in this Article.

               "Trading Day" means a day on which the security the Closing Price of which is being determined (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

               "Transaction Value" means (a) for any cash received in any Adjustment Event, the amount of cash received per share of Rouge Common Stock,
(b) for any Reported Securities received in any Adjustment Event, an amount equal to (x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to (but not including) Maturity multiplied by (y) the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 204) received per share of Rouge Common Stock and (c) for any property received in any Adjustment Event other than cash or such Reported Securities, an amount equal to the fair market value of the property received per share of Rouge Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Company; PROVIDED, HOWEVER, that in the case of clause (b), (i) with respect to securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities, Transaction Value with respect to such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of Maturity from each of at least three nationally recognized investment banking firms retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 204) received per share of Rouge Common Stock and (ii) with respect of all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring later than the 60th calendar day immediately prior to, but not including, the date of Maturity, Transaction Value with respect to such Reported Security means the market value per security of such Reported Security as of Maturity as determined by a nationally recognized investment banking firm retained for such purpose by the Company multiplied by the number of such Reported Securities (as adjusted pursuant to subparagraph (b)(4) of Section 204) received per share of Rouge Common Stock. For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

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               SECTION 102. Effect of Headings.

               The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

               SECTION 103. Successors and Assigns.

               All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

               SECTION 104. Separability.

               In case any provision in this Supplemental Indenture or the DECS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 105. Conflict with Trust Indenture Act.

               If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

               SECTION 106. Benefits of Supplemental Indenture.

               Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the DECS any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

               SECTION 107. Governing Law.

               THIS SUPPLEMENTAL INDENTURE AND THE DECS SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DECS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II
                                    The DECS

               SECTION 201. Title and Terms.

               There is hereby created under the Indenture a series of Debt Securities known and designated as the "7 1/4% Exchangeable Notes Due March 1, 2000" of the Company. The aggregate principal amount of DECS that may be authenticated and delivered under this


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Indenture is limited to $92,993,800, except for DECS authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other DECS pursuant to Section 2.07, 2.08, 2.09 or 9.04 of the Indenture.

               The Stated Maturity for payment of principal of the DECS shall be March 1, 2000 and the DECS shall bear interest at the rate of 71/4% per annum, from March 4, 1997 or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (commencing June 1,
1997), to the persons in whose names the DECS (or any predecessor securities) are registered at the close of business on the last day of the calendar month immediately preceding such interest payment date, until principal thereof is paid or made available for payment.

               The DECS shall be initially issued in the form of a Global Security and the depositary for the DECS shall be the Depository Trust Company, New York, New York (the "Depositary").

               The DECS shall not be redeemable prior to their Stated Maturity and shall not be subject to any sinking fund.

               The DECS shall be mandatorily exchangeable as provided in Section 202.

               The DECS shall be issuable in denominations of $15.50 and any integral multiple thereof.

               The Company shall not be obligated to pay any additional amount on the DECS in respect of taxes, except as otherwise provided in Sections 206 and 302.

               The form of DECS attached hereto as Exhibit A is hereby adopted, pursuant to Section 9.01(j) of the Indenture, as a form of Debt Securities of a series that consists of DECS.

               SECTION 202. Exchange at Maturity.

               Subject to Section 204(b), at Maturity the principal amount of each DECS shall be mandatorily exchanged by the Company into a number of shares of Rouge Common Stock at the Exchange Rate. The Holders of the DECS shall be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. The Company may, at its option, in lieu of delivering either

               (a) all, but not less than all of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "All Cash Delivery Option") or

               (b) a percentage (selected by the Company in its discretion, but not to exceed 20%) of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "Partial Cash Delivery Option"),

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deliver cash in an amount (calculated to the nearest 1/100th of a dollar per
DECS or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the product of the number of shares of Rouge Common Stock specified in clause (a) or (b) of this sentence, as the case may be, multiplied by the Maturity Price; PROVIDED, HOWEVER, without regard to the exercise of either of the foregoing options, with respect to those Holders to whom the Company has determined delivery of cash may violate applicable state law, the Company will deliver shares of Rouge Common Stock as provided herein. An election to exercise the Partial Cash Delivery Option with respect to a percentage of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity shall not in any way limit the Company's obligation to deliver the remaining shares of Rouge Common Stock otherwise deliverable on the date of Maturity. As further provided in Section 203, no fractional shares of Rouge Common stock shall be issued pursuant to this Section 202. In determining the amount of cash deliverable in exchange for the DECS in lieu of shares of Rouge Common Stock pursuant to the third sentence of this Section 202, if more than one DECS shall be surrendered for exchange at one time by the same Holder, the amount of cash which shall be delivered upon exchange shall be computed on the basis of the aggregate number of DECS so surrendered at Maturity.

               SECTION 203. No Fractional Shares.

               If more than one DECS shall be surrendered for exchange pursuant to Section 202 at one time by the same Holder, the number of full shares of Rouge Common Stock which shall be delivered upon such exchange, in whole or in part, as the case may be, shall be computed on the basis of the aggregate number of DECS surrendered. No fractional shares or scrip representing fractional shares of Rouge Common Stock shall be issued or delivered upon any exchange pursuant to Section 202 of any DECS. In lieu of any fractional share of Rouge Common Stock which, but for the immediately preceding sentence, would otherwise be deliverable upon such exchange, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares at the Maturity Price. The Company shall, upon such exchange of any DECS, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional shares of Rouge Common Stock deliverable upon such exchange, and the Company shall retain such fractional shares of Rouge Common Stock.

               SECTION 204. Adjustment of Exchange Rate.

               (a) ADJUSTMENT FOR DISTRIBUTIONS, CERTAIN RECLASSIFICATIONS, ETC. The Exchange Rate shall be subject to adjustment from time to time as follows:

               (i) If Rouge shall:

               (A) pay a stock dividend or make a distribution, in either case, with respect to the Rouge Common Stock in shares of such stock;

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               (B) subdivide or split its outstanding shares of Rouge Common
        Stock;

               (C) combine its outstanding shares of Rouge Common Stock into a smaller number of shares; or

               (D) issue by reclassification (other than a reclassification pursuant to clause (ii), (iii), (iv) or (v) of the definition of Adjustment Event in paragraph (b) of this Section) of its shares of Rouge Common Stock any shares of common stock of Rouge;

     then, in any such event, the Exchange Rate shall be adjusted by adjusting each of the Share Components of the Exchange Rate in effect immediately prior to such event so that a Holder of any DECS shall be entitled to receive, upon mandatory exchange pursuant to Section 202 of the principal amount of such DECS at Maturity, the number of shares of Rouge Common Stock (or, in the case of a reclassification referred to in clause (D) of this sentence, the number of shares of other common stock of Rouge issued pursuant thereto) which such Holder of such DECS would have owned or been entitled to receive immediately following such event had such DECS been exchanged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of Rouge Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

               (ii) If Rouge shall, after the date hereof, issue rights or warrants (other than rights to purchase Rouge Common Stock pursuant to a plan for the reinvestment of dividends or interest) to all holders of Rouge Common Stock entitling them to subscribe for or purchase shares of Rouge Common Stock at a price per share less than the Market Price of the Rouge Common Stock on the Business Day next following the record date for the determination of holders of Rouge Common Stock entitled to receive such rights or warrants, then in each case the Exchange Rate shall be adjusted by multiplying each of the Share Components of the Exchange Rate in effect on the record date for the issuance of such rights or warrants, by a fraction, of which the numerator shall be (A) the number of shares of Rouge Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (B) the number of additional shares of Rouge Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (X) the number of shares of Rouge Common Stock outstanding on the record date for the issuance of such rights or warrants, plus (Y) the number specified in clause (B) above multiplied by the quotient of the exercise price of such rights or warrants divided by the Market Price of the Rouge Common Stock on the Business Day next following the record date for the determination of holders of Rouge Common Stock entitled to receive such rights or warrants. Such adjustment shall become


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     effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that such rights or warrants expire prior to the Maturity of the DECS and shares of Rouge Common Stock are not delivered pursuant to such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Rouge Common Stock actually delivered pursuant to such rights or warrants. Each such adjustment shall be made successively.

               (iii) Any shares of Rouge Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Rouge Common Stock under paragraph (a)(ii) of this Section.

               (iv) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a share of Rouge Common Stock (or if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph
     (a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Exchange Rate pursuant to paragraphs (a)(i) or (a)(ii) of this Section, an adjustment shall also be made to the Maturity Price as such term is used throughout the definition of Exchange Rate set forth in Section 101. The required adjustment to the Maturity Price shall be made at Maturity by multiplying the Maturity Price by the cumulative number or fraction determined under paragraphs (a)(i) and/or (a)(ii) of this Section by which the original Exchange Rate was multiplied to adjust such rate. In the case of the reclassification of any shares of Rouge Common Stock into any shares of common stock of Rouge other than Rouge Common Stock, such shares of common stock shall be deemed shares of Rouge Common Stock solely to determine the Maturity Price and to apply the Exchange Rate at Maturity. Each such adjustment to the Exchange Rate and the Maturity Price shall be made successively.

               (b) OTHER ADJUSTMENT EVENTS. In the event of (i) any dividend or distribution by Rouge to all holders of Rouge Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in clause (A) of paragraph (a)(i) of this Section, any shares of common stock issued pursuant to a reclassification referred to in clause (D) of paragraph
(a)(i) of this Section and any Ordinary Cash Dividends) or any issuance by Rouge to all holders of Rouge Common Stock of rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in paragraph (a)(ii) of this Section), (ii) any consolidation or merger of Rouge with or into another entity (other than a merger or consolidation in which Rouge is the continuing corporation and in which the Rouge Common


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Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Rouge or another corporation), (iii) any sale, transfer, lease or conveyance to another corporation of the property of Rouge as an entirety or substantially as an entirety, (iv) any statutory exchange of securities of Rouge with another corporation (other than in connection with a merger or acquisition) or (v) any liquidation, dissolution or winding up of Rouge (any such event, an "Adjustment Event"), the property receivable by Holders of DECS at Maturity shall be subject to adjustment from time to time as follows:

                    (1) Each Holder of a DECS will receive at Maturity, in lieu of or (in the case of an Adjustment Event described in clause (i) of this paragraph (b)) in addition to, the shares of Rouge Common Stock that it would otherwise receive as required by Section 202, cash in an amount equal to (A) if the Maturity Price is greater than the Threshold Appreciation Price, 0.8475 multiplied by the Transaction Value, (B) if the Maturity Price is less than or equal to the Threshold Appreciation Price but is greater than the Initial Price, the product of (x) the Initial Price divided by the Maturity Price multiplied by (y) the Transaction Value and (C) if the Maturity Price is less than or equal to the Initial Price, the Transaction Value.

                    (2) Following an Adjustment Event, the Maturity Price, as such term is used throughout the definition of Exchange Rate and in subparagraph (b)(1) above, shall be deemed to equal (A) if shares of Rouge Common Stock are outstanding at Maturity, the Maturity Price of the Rouge Common Stock, as adjusted pursuant to the provisions of paragraph (a)(iv) of this Section, otherwise zero, plus (B) the Transaction Value.

                    (3) Notwithstanding the foregoing, with respect to any securities received in such Adjustment Event that (A) are (i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) are either (x) perpetual equity securities or (y) non-perpetual equity or debt securities with a stated maturity after the Stated Maturity ("Reported Securities"), the Company may, at its option, in lieu of delivering the amount of cash deliverable in respect of Reported Securities received in an Adjustment Event, determined in accordance with subparagraph (b)(1), deliver a number of such Reported Securities with a value equal to such cash amount, as determined in accordance with clause (b) of the definition of Transaction Value set forth in Section 101; PROVIDED, HOWEVER, that (i) if such option is exercised, the Company shall either (X) deliver Reported Securities in respect of all, but not less than all, cash amounts that would otherwise be deliverable in respect of Reported Securities received in an Adjustment Event or (Y) deliver a percentage (selected by the Company in its discretion, but not to exceed 20%) of the cash amounts that would otherwise be deliverable in respect of such Reported Securities and deliver Reported Securities in respect of the remainder of such cash amounts, (ii) the Company may not

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          exercise such option if the Company has made an election to exercise the All Cash Delivery Option or if such Reported Securities have not yet been delivered to the holders entitled thereto following such Adjustment Event or any record date with respect thereto and (iii) subject to clause (ii) of this proviso, the Company shall exercise such option if the Company does not elect to exercise the All Cash Delivery Option. If the Company elects to deliver any Reported Securities, each Holder of a DECS will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such Reported Securities. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) the Company may no longer elect to deliver such Reported Security in lieu of an equivalent amount of cash and (y) notwithstanding clause
          (b) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

                    (4) The amount of cash and/or the kind and number of securities into which the DECS shall be exchangeable after an Adjustment Event shall be subject to adjustment following the date of such Adjustment Event in the same manner and upon the occurrence of the same type of events as described in paragraphs (a) and (b) of this Section with respect to Rouge Common Stock and Rouge.

                    (5) For purposes of the foregoing, the term "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Rouge Common Stock paid in cash to the extent that the amount of such dividend, together with the aggregate amount of all other dividends on the Rouge Common Stock paid in cash during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the Rouge Common Stock over such 365-day period. For purposes of this subparagraph (b)(5), any cash dividend shall be deemed to be paid as of the record date for such cash dividend.

               SECTION 205.  Notice of Adjustments and Certain Other Events.

               (a) Whenever the Exchange Rate is adjusted as herein provided or an Adjustment Event occurs, the Company shall:

               (i) forthwith compute the adjusted Exchange Rate (or Transaction Value) in accordance with Section 204 and prepare a certificate signed by an officer of the Company setting forth the adjusted Exchange Rate (or Transaction Value), the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

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              (ii) within 10 Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate pursuant to
       Section 204(a) (each, a "Dilution Event") or an Adjustment Event that permits or requires a change in the consideration to be received by Holders pursuant to Section 204(b) (or, in either case, if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the outstanding DECS of the occurrence of such Dilution Event or Adjustment Event including a statement in reasonable detail setting forth the method by which any adjustment to the Exchange Rate or change in the consideration to be received was determined and setting forth the revised Exchange Rate or consideration, as the case may be, per DECS, PROVIDED, THAT, in respect of any adjustment to the Maturity Price, such notice need only disclose the factor by which the Maturity Price is to be multiplied pursuant to Section 204(a)(iv) in order to determine which clause of the definition of the Exchange Rate will apply at Maturity, it being understood that, until Maturity, the Exchange Rate itself cannot be determined.

              (b) In case at any time while any of the DECS are outstanding the Company receives notice that:

              (i) Rouge shall declare a dividend (or any other distribution) on or in respect of the Rouge Common Stock to which Section 204(a)(i) or
       (ii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by Rouge that do not constitute Ordinary Cash Dividends);

              (ii) Rouge shall authorize the issuance to all holders of Rouge Common Stock of rights or warrants to subscribe for or purchase shares of Rouge Common Stock or of any other subscription rights or warrants;

              (iii) there shall occur any conversion or reclassification of Rouge Common Stock (other than a subdivision or combination of outstanding shares of such Rouge Common Stock) or any consolidation, merger or reorganization to which Rouge is a party and for which approval of any stockholders of Rouge is required, or the sale or transfer of all or substantially all of the assets of Rouge; or

              (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Rouge;

       then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of exchange of DECS at Maturity in the Borough of Manhattan, in The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of DECS at their last addresses as they shall appear upon the registration books of the Security Registrar, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Rouge Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective. Following any Adjustment Event, the provisions of this paragraph (b) shall apply with respect to any Reported Securities in the same manner as with respect to Rouge and the Rouge Common Stock

               (c) On or prior to twenty-one Business Days preceding the Stated Maturity of the DECS, the Company will provide notice to the Holders of record of the DECS and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company will deliver, in accordance with Section 202, Rouge Common Stock, cash (and/or, in accordance with Section 204(b), cash or Reported Securities) or a combination thereof upon the mandatory exchange of the principal amount of the DECS and, if a combination of cash or such securities, the relative proportion of each; PROVIDED, HOWEVER, in the event the Company intends to deliver cash, the Company shall have the right to require certification as to the domicile and residency of each beneficial holder of DECS, as a condition to delivery of such cash. After the close of business on the Business Day immediately preceding the Stated Maturity of the DECS, the Company shall notify the Trustee in writing of the number of shares of Rouge Common Stock and/or Reported Securities, or the amount of cash, to be delivered per DECS.

               SECTION 206. Taxes.

               (a) The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Rouge Common Stock (or Reported Securities) pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of Rouge Common Stock (or Reported Securities) in a name other than that in which the DECS so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               (b) The parties hereto hereby agree, and each Holder of a DECS by its purchase of a DECS hereby agrees:

               (i) to treat, for U.S. federal income tax purposes, each DECS as a forward purchase contract to purchase Rouge Common Stock at Maturity (including as a result of acceleration or otherwise) (the "FORWARD PURCHASE CONTRACT CHARACTERIZATION"), under the terms of which contract
       (a) at the time of issuance of the DECS the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the DECS to assure the fulfillment of the Holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation, (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the DECS as compensation to the Holder for the Company's use of such cash deposit during the term of the DECS, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of Rouge Common Shares (and/or Reported Securities) that the Holder is entitled to receive at that time pursuant to the terms of the DECS (subject to the Company's right to deliver cash in lieu of the Rouge Common Shares and Reported Securities);

              (ii) to treat, consistent with the above characterization, (x) amounts paid to the Company in respect of the original issue of a DECS as allocable in their entirety to the amount of the cash deposit attributable to such DECS, and (y) amounts denominated as interest that are payable with respect to the DECS as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with its method of accounting; and

              (iii) to file all U.S. federal, state and local income and franchise tax returns consistent with the forward purchase contract characterization (unless required otherwise by an applicable taxing authority).

              SECTION 2.07. Delivery of Securities upon Maturity.

              All Rouge Common Stock and Reported Securities deliverable to Holders upon the Maturity of the DECS shall be delivered to such Holders, whenever practicable, in such manner (such as by book-entry transfer) so as to assure same-day transfer of such securities to Holders and otherwise in the manner customary at such time for delivery of such securities and securities of the same type.

                                   ARTICLE III
                                    Covenants

               SECTION 301. Shares Free and Clear.

               With respect to the DECS only and for the benefit of only the Holders thereof, the Company covenants and warrants that upon exchange of a DECS at Maturity pursuant to the Indenture and this Supplemental Indenture, the Holder of a DECS shall receive valid title to the Rouge Common Stock (and, in the event an Adjustment Event has occurred and Reported Securities are delivered, the Reported Securities) for which such DECS is at such time exchangeable pursuant to this Indenture, free and clear of any and all liens, claims, charges and encumbrances whatsoever. Except as provided in Section 206(a), the Company will pay all taxes and charges with respect to the delivery of Rouge Common Stock (and Reported Securities) delivered in exchange for DECS hereunder. In addition, the Company further warrants that any Rouge Common Stock (and Reported Securities) so delivered in exchange for DECS hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of Rouge or the issuer of such Reported Securities).

               Section 302. Discharge of Indenture.

               With respect to the DECS only and for the benefit of only the Holders thereof, Section 11.02(a) of the Indenture is amended to read in its entirety as follows:

         "(a) If at any time (i) the Company shall have delivered to the Trustee for cancellation all of the DECS theretofore authenticated and delivered (other than (1) any DECS which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and (2) DECS for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.05) or (ii) all DECS not theretofore delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee in trust the number of shares of Rouge Common Stock (and/or Reported Securities) or the entire amount of money in Dollars (except as otherwise provided pursuant to Section 2.03) sufficient to pay all DECS not theretofore delivered to the Trustee for cancellation, including principal and interest due, in accordance with the terms of such DECS, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such DECS herein expressly provided for and rights to receive payments of principal of, and interest on, the DECS with respect to the DECS), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture."

               With respect to the DECS only and for the benefit of only the Holders thereof, the Company surrenders all rights and powers conferred on it by
Section 11.02(b) and Section 11.03 of the Indenture.

                                    ARTICLE V
                                  Miscellaneous

               SECTION 501. Confirmation of Indenture.

               The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

               SECTION 502. Concerning the Trustee.

               The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                              -------------------

               This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     WORTHINGTON INDUSTRIES, INC.

                                     By:__________________________
                                        Name:
                                        Title:

Attest:_________________________
        Name:
        Title:

                                     PNC BANK, OHIO, NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:____________________________
                                        Name:
                                        Title:

Attest:_________________________
        Name:
        Title:

STATE OF                   )
                           )       SS:
COUNTY OF                  )

               On the day of _________, 1997, before me personally came ___________ ________________, to me known, who, being by me duly sworn, did depose and say that she/he is the __________________ of WORTHINGTON INDUSTRIES, INC., one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                           -----------------------
                                                Notary Public

SEAL

STATE OF                   )
                           )       SS:
COUNTY OF                  )

               On the day of _________, 1997, before me personally came ___________ ________________, to me known, who, being by me duly sworn, did depose and say that she/he is the ___________________ of PNC BANK, OHIO, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.

                                           -----------------------
                                                Notary Public

SEAL

                                                                       EXHIBIT A

               This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

               Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

NO._________________                                                  CUSIP NO.

                              Form of Face of DECS

                          WORTHINGTON INDUSTRIES, INC.

                                5,999,600 DECS SM
                     (Debt Exchangeable for Common Stock SM)

                   7 1/4 % Exchangeable Note due March 1, 2000

                 (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.01 Per Share,
                             of Rouge Steel Company)

               Worthington Industries, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of NINETY TWO MILLION, NINE HUNDRED AND NINETY THREE THOUSAND AND EIGHT HUNDRED DOLLARS (or $15.50 for each Debt Exchangeable for Common Stock (each, a "DECS") represented by this note) on March 1, 2000 (subject to the mandatory exchange provisions at Maturity described below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such principal amount from March 4, 1997, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing June 1, 1997, at the rate per annum specified in the title of this note, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on the Regular Record Date (as defined below) for interest payable on such Interest Payment Date. The Regular Record Date for any interest payment is the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined below), PROVIDED, that interest payable at Maturity shall be payable to the person to whom the principal hereof is payable. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this DECS) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, as the case may be, and may be paid to the person in whose name this DECS (or the DECS in exchange or substitution for which this DECS was issued) is registered at the close of business on a record date for the payment of such interest to be fixed by the Trustee for the DECS, notice whereof shall be given to Holders of the DECS not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the DECS may be listed, and upon such notice as may be required by such exchange. At Maturity, the principal amount of this DECS will be mandatorily exchanged into a number of shares of Class A Common Stock, par value $.01 per share (the "Rouge Common Stock"), of Rouge Steel Company ("Rouge") at the Exchange Rate (as defined below). The "Exchange Rate" is equal to (a) if the Maturity Price (as defined below) is greater than $18.29 (the "Threshold Appreciation Price"), 0.8475 shares of Rouge Common Stock per DECS, (b) if the Maturity Price is less than or equal to the Threshold Appreciation Price but is greater than $15.50 (the "Initial Price"), a fraction equal to the Initial Price divided by the Maturity Price of one share of Rouge Common Stock per DECS (such fractional share being calculated to the nearest 1/10,000th of a share or, if there is not a nearest 1/10,000th of a share, to the next higher 1/10,000th of a share) and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Rouge Common Stock per DECS. ACCORDINGLY, THE VALUE OF THE ROUGE COMMON STOCK TO BE RECEIVED BY HOLDERS OF THE DECS (OR, AS DISCUSSED BELOW, THE CASH EQUIVALENT OR OTHER CONSIDERATION THAT MAY BE RECEIVED IN LIEU OF OR IN ADDITION TO SUCH SHARES) AT MATURITY WILL NOT NECESSARILY EQUAL THE PRINCIPAL AMOUNT OF SUCH DECS. Any shares of Rouge Common Stock delivered by the Company to the Holders of the DECS that are not affiliated with Rouge shall be free of any transfer restrictions, and the holders of DECS will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such shares. No fractional shares of Rouge Common Stock will be issued at Maturity as provided in the Indenture. The Company may, at its option, in lieu of delivering either (a) all, but not less than all of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "All Cash Delivery Option") or (b) a percentage (selected by the Company in its discretion, but not to exceed 20%) of the shares of Rouge Common Stock otherwise deliverable on the date of Maturity (the "Partial Cash Delivery Option"), in either case, deliver cash in an amount equal to the value of the number of shares of Rouge Common Stock specified in clause (a) or (b) of this sentence, as the case may be, at the Maturity Price as provided in the Indenture; PROVIDED, HOWEVER, without regard to the exercise of either of the foregoing options, with respect to those Holders to whom the Company has determined delivery of cash may violate applicable state law, the Company will deliver shares of Rouge Common Stock as provided in the Indenture. An election to exercise the Partial Cash Delivery Option with respect to a percentage of the shares of Rouge Common stock otherwise deliverable on the date of Maturity shall not in any way limit the Company's obligation to deliver the remaining shares of Rouge Common Stock otherwise deliverable on the date of Maturity. Notwithstanding the foregoing,
(i) in the case of certain dilution events, the Exchange Rate will be subject to adjustment and (ii) in the case of certain adjustment events, the consideration received by Holders of DECS at Maturity will be other securities and/or cash, each as provided in the Indenture.

               The "Maturity Price" is defined as the average Closing Price per share of Rouge Common Stock on the 20 Trading Days immediately prior to (but not including) the date of Maturity or, under certain circumstances, the market value per share of Rouge Common Stock as of the date of Maturity as determined by a nationally recognized independent investment banking firm retained for such purpose by the Company, as provided in the Indenture. The "Closing Price" of any security on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange (the "NYSE") on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from each of at least three nationally recognized investment banking firms selected for this purpose by the Company. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the- counter market that is the primary market for the trading of such security. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, banking institutions or trust companies in The City of New York, New York are authorized or obligated by law or executive order to close.

               Interest on this DECS will be payable, and delivery of Rouge Common Stock and/or such other consideration as permitted or required herein (or, at the Company's option, cash in an amount equal to the value of such Rouge Common Stock and/or other consideration) in exchange for the principal amount of this DECS at Maturity will be made upon surrender of this DECS, at the office or agency of the Company maintained for that purpose in The City of New York, New York, and payment of interest on (and, if the Company elects not to deliver Rouge Common Stock and/or other securities upon exchange at Maturity, the cash equivalent thereof payable upon exchange for the principal amount of) this DECS will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the register for the DECS.

               ADDITIONAL PROVISIONS OF THIS DECS ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for this DECS by manual signature, this DECS shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "DECS" and "Debt Exchangeable for Common Stock" are service marks of Salomon Brothers Inc.

               IN WITNESS WHEREOF, Worthington Industries, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:                                   WORTHINGTON INDUSTRIES, INC.

                                         By:______________________
                                             Name:
                                             Title:

                                         By:______________________
                                             Name:
                                             Title:

Attest:
Name:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Debt Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                        PNC BANK, OHIO, NATIONAL ASSOCIATION
                                        as Trustee

                                        By:____________________________
                                            Authorized Signature

                             Form of Reverse of DECS

                          WORTHINGTON INDUSTRIES, INC.

                  7 1/4% Exchangeable Note due March 1, 2000

                 (Subject to Exchange at Maturity into Shares of Class A Common Stock, Par Value $.01 Per Share,
                             of Rouge Steel Company)

               This DECS is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $92,993,800, all such Debt Securities issued and to be issued under an indenture dated as of May 15, 1996 between the Company and PNC Bank, Ohio, National Association, as Trustee, as supplemented by a First Supplemental Indenture dated as of February 27, 1997 (as so supplemented and as may be further supplemented from time to time, the "Indenture") between the Company and PNC Bank, Ohio, National Association as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), pursuant to which the Company has designated PNC Bank, Ohio, National Association as Trustee for the DECS, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt Securities and of the Company, and the terms upon which the Debt Securities are and are to be authenticated and delivered. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars, (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking fund or other purchase provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This DECS is one of a series of the Debt Securities designated as 7 1/4% Exchangeable Notes Due March 1, 2000.

               The DECS may not be redeemed prior to Stated Maturity and are not entitled to the benefit of any sinking fund.

               The provisions contained in the Indenture for defeasance of the Company's obligations upon compliance by the Company with certain conditions set forth therein will not be applicable to the DECS. Certain other provisions contained in the Indenture pertaining to satisfaction and discharge of the Indenture upon deposit of funds with the Trustee shall apply to the DECS in the manner set forth in the First Supplemental Indenture referred to above.

               If an Event of Default with respect to the DECS, as defined in the Indenture, shall occur and be continuing, the principal of all DECS may be declared due and payable and therefore will result in the mandatory exchange of the principal amount thereof for Rouge Common Stock and/or other consideration as permitted or required under the terms hereof (or, at the Company's option, cash), all in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this DECS shall be conclusive and binding upon such Holder and upon all future Holders of this DECS and of any DECS issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this DECS.

               No reference herein to the Indenture and no provision of this DECS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this DECS at the times, place and rate, and in the manner, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, this DECS is transferable on the register for the DECS, upon surrender of this DECS for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar for the DECS duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new DECS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

               Certain capitalized terms used in this DECS but not defined herein have the meanings set forth in the Indenture.

               THIS DECS SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               The Company, the Trustee for the DECS and any agent of the Company or such Trustee may treat the person in whose name this DECS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this DECS be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM        -   as tenants in common            UNIF GIFT MIN ACT   -   __________ Custodian _________
TEN ENT        -   as tenants by the entireties                              (Cust)                 (Minor)
JT TEN         -   as joint tenants with right                             Under Uniform Gifts to Minors Act
                   of survivorship and not as
                   tenants in common
                                                                           ------------------------------
                                                                                        (State)

     Additional abbreviations may also be used though not in the above list.

                   -----------------------------------------


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee

-----------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                  Please Print or Type Name and Address Including Postal Zip Code of Assignee

--------------------------------------------------------------------------------------------------------------
the within DECS and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________attorney to transfer said DECS on the books of Worthington Industries, Inc. with full power of substitution in the premises.

Dated:_______________________________        _________________________________________________________________
                                             Signature

                                             _________________________________________________________________
                                             NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within DECS in every particular, without alteration or enlargement or any change whatsoever.